Exhibit (e)
Auditor’s Consent
We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-121363 and 333-121363-01 and in Post-Effective Amendment No. 2 to Registration Statement Nos. 333-102076 and 333-102076-01 of KfW and KfW International Finance Inc. (filed under Schedule B) of our report dated February 28, 2006 relating to the financial statements of KfW, which appears in this Form 18-K for the year ended December 31, 2005.
May 19, 2006

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Struwe	By:	/s/ ppa. Theobald

	Struwe		ppa. Theobald
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)